Exhibit 99.1

PayPal and Synchrony Financial Announce Expanded Strategic Credit Relationship

Synchrony Financial to Acquire U.S. Consumer Credit Receivables from PayPal, Companies Extend Co-Brand Credit Card Relationship

SAN JOSE, Calif. and STAMFORD, Conn. – November 16, 2017 – PayPal Holdings, Inc. (NASDAQ: PYPL) and Synchrony Financial (NYSE: SYF) today announced an agreement to significantly expand their strategic consumer credit relationship. Under the terms of the transaction, Synchrony Financial will acquire $6.8 billion in receivables, including PayPal’s U.S. consumer credit receivables portfolio, which totaled approximately $5.8 billion in receivables as of October 31, 2017, and approximately $1 billion in participation interests in receivables held by certain investors and a chartered financial institution. Subject to regulatory approval and other customary conditions, this transaction is expected to close in the third quarter of 2018.

In addition, at closing, PayPal and Synchrony Bank will extend the existing co-brand consumer credit card program agreement, and Synchrony Bank will also become the exclusive issuer of the PayPal Credit online consumer financing program, in the U.S. for 10 years.

“Providing great payments experiences to our customers is at the core of everything we do,” said Dan Schulman, President and CEO of PayPal. “Our expanded relationship with Synchrony Financial will free up cash currently used to fund consumer credit receivables for other uses, while accelerating our ability to deliver engaging credit and payments experiences for our customers. We believe this transaction significantly advances our strategic and financial goals.”

“This collaboration builds on a key partner relationship in the rapidly growing digital payments space and expands our capabilities within the merchant environment,” said Margaret Keane, President and Chief Executive Officer of Synchrony Financial. “The partnership with PayPal extends our expertise in advanced analytics and underwriting across all digital channels, providing deeper insights into the unique needs of the PayPal customer.”

Since 2004, PayPal and Synchrony Bank have partnered to offer PayPal-branded consumer credit card options that enable cardholders to shop online and in stores. PayPal and Synchrony Bank will be expanding their program agreement to include the PayPal Credit online consumer financing program available to PayPal’s U.S. customers. Through this expanded relationship, PayPal will continue to provide access to innovative consumer credit products, while Synchrony Bank will provide program management capabilities. This transaction enables PayPal to control customer-facing activities, which aligns with PayPal’s strategy of enhancing the consumer experience, while simultaneously allowing for more efficient capital allocation.

Online consumer financing has been a strategic offering of the PayPal platform since 2008, and is a proven driver of consumer and merchant engagement. The expanded agreement with Synchrony Bank for both the U.S. PayPal Credit online consumer financing program and the U.S. PayPal-branded consumer credit card program complements PayPal’s successful partnering strategy and allows PayPal to collaborate with an industry leader to enrich and expand PayPal’s consumer credit offerings. The expanded relationship will enable innovative customer experiences by leveraging the joint capabilities and strengths of each company.

BofA Merrill Lynch acted as the financial advisor to PayPal. Morgan Stanley & Co. LLC acted as the financial advisor to Synchrony Financial.

PayPal will host a conference call to discuss the transaction at 5:30 a.m. Pacific Standard Time (PST) today. A live webcast of the conference call, together with a slide presentation, can be accessed through the company’s Investor Relations website at https://investor.paypal-corp.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

About PayPal

Fueled by a fundamental belief that having access to financial services creates opportunity, PayPal (Nasdaq: PYPL) is committed to democratizing financial services and empowering people and businesses to join and thrive in the global economy. Our open digital payments platform gives PayPal’s 218 million active account holders the confidence to connect and transact in new and powerful ways, whether they are online, on a mobile device, in an app, or in person. Through a combination of technological innovation and strategic partnerships, PayPal creates better ways to manage and move money, and offers choice and flexibility when sending payments, paying or getting paid. Available in more than 200 markets around the world, the PayPal platform, including Braintree, Venmo and Xoom, enables consumers and merchants to receive money in more than 100 currencies, withdraw funds in 56 currencies and hold balances in their PayPal accounts in 25 currencies. For more information on PayPal, visit https://www.paypal.com/about. For PayPal financial information, visit https://investor.paypal-corp.com.

Forward Looking Statements About PayPal

This announcement contains “forward-looking” statements within the meaning of applicable securities laws. Forward-looking statements and information relate to future events and future performance and reflect, among other things PayPal’s expectations regarding the anticipated benefits of this transaction and the timing of the closing of the transaction. Forward looking statements may be identified by words such as “seek”, “believe”, “plan”, “estimate”, “anticipate”, expect”, “intend”, and statements that an event or result “may”, “will”, “should”, “could”, or “might” occur or be achieved and any other similar expressions.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from the statements made. Factors that could cause or contribute to such differences include, but are not limited to, the timing and possible outcome of regulatory approvals in connection with the transaction, the possibility that the transaction may not close, and the possibility that the anticipated benefits of the transaction may not be realized. More information about these and other factors can be found in PayPal Holdings, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (the “SEC”), and its future filings with the SEC.

There are no assurances PayPal can fulfill forward-looking statements and information. Such forward-looking statements and information are only predictions based on current information available to the PayPal management team as of the date that such predictions are made; actual events or results may differ materially as a result of risks facing PayPal, some of which are beyond PayPal’s control. Although PayPal believes that any forward-looking statements and information contained in this press release are based on reasonable assumptions, readers cannot be assured that actual outcomes or results will be consistent with such statements. Accordingly, readers should not place undue reliance on forward-looking statements and information.

About Synchrony Financial

Synchrony Financial (NYSE: SYF ) is one of the nation’s premier consumer financial services companies. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables.* We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers to help generate growth for our partners and offer financial flexibility to our customers. Through our partners’ over 365,000 locations across the United States and Canada, and their websites and mobile applications, we offer our customers a variety of credit products to finance the purchase of goods and services. Synchrony Financial offers private label credit cards, Dual Card™, and general purpose co-branded credit cards, promotional financing and installment lending, loyalty programs and FDIC-insured savings products through Synchrony Bank. More information can be found at www.synchronyfinancial.com, facebook.com/SynchronyFinancial, www.linkedin.com/company/synchrony-financial and twitter.com/SYFNews.

*	Source: The Nilson Report (June 2017, Issue # 1112) - based on 2016 data.

Forward Looking Statements About Synchrony Financial

This announcement contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements.

We caution you against relying on any forward-looking statements, including those that are included in our public filings, which should be read in conjunction with the other cautionary statements that are included in our public filings, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed on February 23, 2017. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

For PayPal

Investors:

Gabrielle Rabinovitch

Vice President, Investor Relations

grabinovitch@paypal.com

or

Media:

Amanda Miller, 408-219-0563

Director, Corporate Communications

amanmiller@paypal.com

For Synchrony Financial

Investors:

Greg Ketron, 203-585-6291

Investor Relations

investorrelations@syf.com

or

Media:

Lisa Lanspery, 203-585-6143

Corporate Communications

Lisa.Lanspery@syf.com

###

4